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                                                                       EXHIBIT 5

              [POWELL, GOLDSTEIN, FRAZER & MURPHY LLP LETTERHEAD]


                                  July 31, 1998

HealthCare Financial Partners, Inc.
2 Wisconsin Circle, Fourth Floor
Chevy Chase, Maryland 20815

      Re:      Registration Statement on Form S-8
               HealthCare Financial Partners, Inc. 1996 Stock Incentive Plan and HealthCare Financial Partners, Inc. 1996 Director Stock Option Plan

Ladies and Gentlemen:

         We have served as counsel for HealthCare Financial Partners, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of an aggregate of 1,850,000 shares (the "Shares") of common stock, $.01 par value of the Company, to be issued and sold by the Company upon the exercise of options granted to certain officers, directors and key employees of the Company pursuant to the HealthCare Financial Partners, Inc. 1996 Stock Incentive Plan and the HealthCare Financial Partners, Inc. Director Stock Option Plan (collectively, the "Plans").

         We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization of the grants of stock options pursuant to the Plans as we have deemed necessary and advisable. In such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate governmental officials.

         We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Delaware.


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HealthCare Financial Partners, Inc.
July 31, 1998
Page 2


         Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

         1. The Shares have been duly authorized; and

         2. Upon the issuance and delivery of the Shares pursuant to the exercise of options and payment therefor as provided in the Plans and as contemplated by the Registration Statement, such Shares will be legally and validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                              Very truly yours,



                                    POWELL, GOLDSTEIN, FRAZER & MURPHY LLP